Exhibit 23.1



                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of PRIMEDIA Inc. on Form S-8 of our reports dated February 1, 2001 (February 28, 2001 as to Note 3), appearing in the Annual Report on Form 10-K of PRIMEDIA Inc. for the year ended December 31, 2000.



                                               Deloitte & Touche LLP

New York, New York
July 2, 2001